UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Matsonford Road

P.O. Box 6660

Radnor, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2012, Varietal Distribution Holdings, LLC (“Holdings”), the indirect parent company of VWR Funding, Inc. (the “Company”), entered into agreements with certain of the Company’s executive officers, pursuant to which Holdings granted such executive officers Series 1 Class B Common Units in Holdings (“Incentive Units”) as follows: John Ballbach, 21,238 Incentive Units; Gregory L. Cowan, 12,136 Incentive Units; Manuel Brocke-Benz, 15,170 Incentive Units; Wu Ming Kei (a/k/a Eddy Wu), 4,551 Incentive Units; and George Van Kula, 12,136 Incentive Units. The Incentive Units represent a right to a fractional portion of the profits and distributions of Holdings in excess of a “participation threshold” that is set at the value of a Common Unit of Holdings on the date of grant calculated in accordance with the provisions of the Holdings’ Securityholders Agreement, subject to certain adjustments.

The Incentive Units were granted under the terms of Holdings’ 2007 Securities Purchase Plan, which has been amended to provide for the grant of the Incentive Units (the “Holdings Equity Plan”). The number of Incentive Units that will vest pursuant to the Incentive Unit Grant Agreements (the “Grant Agreements”) will depend on the achievement by the Company of a specified Adjusted EBITDA Amount (as defined in the Holdings Equity Plan) in any year over a three-year period. The Holdings Equity Plan provides for 60% vesting upon achievement of a minimum amount of Adjusted EBITDA and 100% vesting upon achievement of a maximum amount of Adjusted EBITDA, with straight-line vesting between these measuring points, subject to the grantee’s continued employment by Holdings, the Company or any of their respective subsidiaries. In the event of a Sale of the Company (as defined in the Grant Agreements) all of the Incentive Units will automatically vest.

If the grantee ceases to be employed by Holdings, the Company or any of their respective subsidiaries for any reason, all unvested Incentive Units will be automatically forfeited and all vested Incentive Units will be subject to repurchase by Holdings and its co-investors pursuant to the terms and conditions set forth in the Grant Agreements. The repurchase price per vested Incentive Unit will be the Fair Market Value (as defined in the Grant Agreements) of such unit as of the date of the sending of written notice of the repurchase to the grantee; provided that if the grantee’s employment is terminated for Cause (as defined in the Grant Agreements), then each vested Incentive Unit will be automatically forfeited.

Pursuant to the Grant Agreements, each executive will be bound by a non-competition and non-solicitation agreement. Pursuant to such agreement, the executive will agree to (i) not compete with Holdings, the Company or any of their respective subsidiaries while the executive is employed by any of them and for a period of 12 months thereafter and (ii) not solicit employees of Holdings, the Company or any of their respective subsidiaries, or in any way interfere with their other business relationships, during the executive’s employment and for a period of 18 months thereafter.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended

10.2	Form of Incentive Unit Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: April 5, 2012	By:	/s/ Theresa A. Balog
	Name:	Theresa A. Balog
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description of Documents	Method of Filing

10.1	Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan, as amended	Filed herewith.

10.2	Form of Incentive Unit Grant Agreement	Filed herewith.